UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

330 Primrose Road, Suite 500

Burlingame, California 94010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Chain Bridge I (the “Company”) on January 5, 2024 (the “Original 8-K”). The sole purpose of this Amendment is to update the disclosure under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Original 8-K to include additional disclosure that the board of directors of the Company (the “Board”) determined each of Daniel Wainstein, Paul Baron and Lewis Silberman is an independent non-employee director pursuant to Rule 10A-3 (“Rule 10A-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 5605 of the Nasdaq Listing Rules (“Rule 5605”) and Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”). Except as specifically stated herein, the Original 8-K remains unchanged.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, all of our officers, other than our Chief Financial Officer, and the entirety of the Board resigned. Further, the Board was decreased from five to four members. Prior to resigning, the Board appointed Andrew Cohen, Daniel Wainstein, Lewis Silberman and Paul Baron to fill the vacancies on the Board created by such resignations and appointed Andrew Cohen as Chief Executive Officer of the Company. Roger Lazarus, our Chief Financial Officer, will continue to be the Chief Financial Officer of the Company. On December 11, 2023, the Company filed with the Securities and Exchange Commission and transmitted to its shareholders an information statement on Schedule 14f-1 setting out information about the changes to the Board and our chief executive officer.

On December 29, 2023, the Board, after their election, determined that each of Mr. Wainstein, Mr. Baron and Mr. Silberman qualifies as (i) “independent” as defined by Rule 10A-3 and Rule 5605, and (ii) a non-employee director pursuant to Rule 16b-3. Each member of the Board’s compensation committee is an independent non-employee director, in accordance with the criteria set forth in the applicable SEC and Nasdaq rules. Each member of the Board’s audit committee is independent, in accordance with the criteria set forth in applicable SEC and Nasdaq rules.

Each of the new directors agreed to become a party to the Letter Agreement and be bound by, and subject to, all of the terms and conditions of the Letter Agreement, including to vote any Class B ordinary shares and Class A ordinary shares held by him in favor of the Company’s initial business combination and certain transfer restrictions with respect to the Company’s securities. Each new director also agreed to vote the Amendment Proposal and entered into an Indemnification Agreement in the form previously disclosed by the Company providing each of them contractual rights to indemnification in addition to the indemnification provided for in the Company’s Amended and Restated Memorandum and Articles of Association.

On December 29, 2023, the Company entered into letter agreements with each Mr. Silberman, Mr. Baron and Mr. Lazarus, pursuant to which, among other things, the Company agreed to grant each of them 50,000, 50,000 and 70,000 restricted stock units of the Company, respectively, subject to the terms and conditions set forth therein (the “RSU Agreements”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2024

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer